Exhibit 99.5

SERVICING AGREEMENT
among
SALLIE MAE, INC.,
in its capacity as Servicer
SALLIE MAE, INC.,
in its capacity as Administrator
SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A,
as Issuer
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
not in its individual capacity
but solely as Trustee
and
THE BANK OF NEW YORK,
not in its individual capacity
but solely as Indenture Trustee
Dated as of March 29, 2007

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS AND USAGE

Section 1.01.	Definitions and Usage	1

ARTICLE II
THE TRUST STUDENT LOANS

Section 2.01.	Custody of Trust Student Loan Files	2
Section 2.02.	Duties of Servicer as Custodian	2
Section 2.03.	Maintenance of and Access to Records	2
Section 2.04.	Release of Documents	3
Section 2.05.	Instructions; Authority To Act	3
Section 2.06.	[Reserved.]	3
Section 2.07.	Effective Period and Termination	3

ARTICLE III
ADMINISTRATION AND SERVICING OF TRUST STUDENT LOANS

Section 3.01.	Duties of Servicer	4
Section 3.02.	Collection of Trust Student Loan Payments	4
Section 3.03.	Realization upon Trust Student Loans	5
Section 3.04.	No Impairment	5
Section 3.05.	Purchase of Trust Student Loans; Reimbursement	5
Section 3.06.	Primary Servicing Fee; Carryover Servicing Fee	6
Section 3.07.	Access to Certain Documentation and Information Regarding Trust Student Loans	7
Section 3.08.	Servicer Expenses	7
Section 3.09.	Appointment of Subservicer	7
Section 3.10.	Reports	8
Section 3.11.	Covenants and Agreements of the Issuer, Administrator, Trustee and Servicer	9
Section 3.12.	Special Programs	9
Section 3.13.	Financial Statements	9
Section 3.14.	Insurance	10
Section 3.15.	Administration Agreement	10
Section 3.16	[Reserved.]	9
Section 3.17.	Fees to be Charged at Repayment	10
Section 3.18.	Privacy and Information Security Provisions	11

ARTICLE IV
THE SERVICER

Section 4.01.	Representations of Servicer	11

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		Page
Section 4.02.	Indemnities of Servicer	12
Section 4.03.	Merger or Consolidation of, or Assumption of the Obligations of, Servicer	13
Section 4.04.	Limitation on Liability of Servicer	13
Section 4.05.	Sallie Mae, Inc	14

ARTICLE V
SERVICER DEFAULT

Section 5.01.	Servicer Default	14
Section 5.02.	Appointment of Successor	16
Section 5.03.	Notification to Noteholders	17
Section 5.04.	Waiver of Past Defaults	17

ARTICLE VI
MISCELLANEOUS

Section 6.01.	Amendment	17
Section 6.02.	Notices	18
Section 6.03.	Counterparts	19
Section 6.04.	Entire Agreement; Severability	19
Section 6.05.	Governing Law	20
Section 6.06.	Relationship of Parties	20
Section 6.07.	Captions	20
Section 6.08.	Nonliability of Directors, Officers and Employees of Servicer, the Trustee, the Indenture Trustee and the Administrator	20
Section 6.09.	Assignment	20
Section 6.10.	Limitation of Liability of Trustee and Indenture Trustee	20

ARTICLE VII
REGULATION AB COMPLIANCE

Section 7.01	Intent of the Parties; Reasonableness	19

Attachment A	Schedule of Fees
Attachment B	Servicer Locations
Attachment C	Reports
Attachment D	Back-End Fees

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SERVICING AGREEMENT
     This SERVICING AGREEMENT, dated March 29, 2007, is among SALLIE MAE, INC., a Delaware corporation (in such capacity, the “Servicer”), SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A (the “Issuer”), THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely in its capacity as trustee of the Issuer (the “Trustee”), SALLIE MAE, INC., as administrator (the “Administrator”), and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely in its capacity as Indenture Trustee (the “Indenture Trustee”).
     WHEREAS, the Depositor, The Bank of New York (Delaware) as Delaware Trustee (the “Delaware Trustee”) and Chase Bank USA, National Association are parties to the trust agreement dated as of January 2, 2007 (the “Short-Form Trust Agreement”) between SLM Education Credit Funding LLC and Chase Bank USA, National Association, as modified by the Agreement of Resignation, Appointment and Acceptance dated as of March 16, 2007 pursuant to which the Trustee succeeded Chase Bank USA, National Association as trustee under the Short-Form Trust Agreement, and as further amended by the Amended and Restated Trust Agreement, dated March 29, 2007 among the Depositor, the Trustee, the Delaware Trustee and the Indenture Trustee (the “Trust Agreement”) pursuant to which a trust known as “SLM Private Credit Student Loan Trust 2007-A” was established on January 2, 2007.
     WHEREAS, the Issuer will issue (i) notes (the “Notes”) pursuant to an indenture, dated as of March 29, 2007 (the “Indenture”), between the Issuer and the Indenture Trustee, and (ii) an excess distribution certificate (the “Certificate”) pursuant to the Trust Agreement, which Notes are payable from the assets of the Issuer; and
     WHEREAS, the Issuer, the Administrator and the Trustee desire the Servicer to service education loans held by the Trustee on behalf of the Issuer, and the Servicer is willing to service said education loans for the Issuer, the Administrator, the Trustee and the Indenture Trustee.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
Section 1.01. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, which also contains rules as to usage that shall be applicable herein.

ARTICLE II
THE TRUST STUDENT LOANS
Section 2.01. Custody of Trust Student Loan Files. To assure uniform quality in servicing the Trust Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer, the Trustee and the Indenture Trustee as custodian of the following documents or instruments (collectively the “Trust Student Loan Files”) which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to each Trust Student Loan:
     (A) the original fully executed copy of the note (or all electronic records evidencing the same) evidencing the Trust Student Loan; and
     (B) any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Trust Student Loan or any obligor with respect thereto.
Section 2.02. Duties of Servicer as Custodian. The Servicer shall hold the Trust Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Trust Student Loan File as shall enable the Issuer to comply with this Agreement. For Trust Student Loans that were executed electronically, either (i) the Servicer has possession of the electronic records evidencing the Note or (ii) the Seller has agreements with the previous holders or servicers of such Note under which the relevant holder or servicer agrees to hold and maintain on its behalf the electronic records evidencing the Notes, in each case as may be necessary to enforce the Note or as may be required by applicable e-sign laws. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to similar student loans that the Servicer services on behalf of SLM Corporation or any of its Affiliates and shall ensure that it fully complies with all applicable Federal and state laws with respect thereto. The Servicer shall take all actions necessary with respect to the Trust Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping with respect to the Servicer’s obligations as custodian hereunder. The Servicer shall promptly report to the Issuer, the Administrator and the Indenture Trustee any material failure on its part to hold the Trust Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Trustee or the Indenture Trustee of the Trust Student Loan Files. If, in the reasonable judgment of the Trustee, it is necessary to preserve the interests of the Noteholders and the Trust in the Trust Student Loans or at the request of the Administrator, the Servicer shall transfer physical possession of the notes evidencing the Trust Student Loans to the Trustee, the Indenture Trustee or any other custodian for either of them designated by the Trustee.
Section 2.03. Maintenance of and Access to Records. The Servicer shall maintain each Trust Student Loan File at one of its offices specified in Attachment B to this Agreement or at such other office as shall be consented to, in writing, by the Issuer and the Indenture Trustee upon written notice to the Issuer and the Indenture Trustee. Upon reasonable prior notice, the Servicer shall make available to the Issuer and the Indenture Trustee, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the Trust Student Loan Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.
Section 2.04. Release of Documents. Upon written instruction from the Indenture Trustee, the Servicer shall release any Trust Student Loan File to the Indenture Trustee, the Indenture Trustee’s agent, or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate, as soon as practicable. The Indenture Trustee shall cooperate with the Servicer to provide the Servicer with access to the Trust Student Loan Files in order for the Servicer to continue to service the Trust Student Loans after the release of the Trust Student Loan Files. In the event the Servicer is not provided access to the Trust Student Loan Files, the Servicer shall not be deemed to have breached its obligations pursuant to Section 3.01, 3.02, 3.03 or 3.04 if it is unable to perform such obligations due to its inability to have access to the Trust Student Loans Files. The Servicer shall not be liable for any losses with respect to the servicing of such Trust Student Loans arising after the release of the related Trust Student Loan Files to the extent the losses are attributable to the Servicer’s inability to have access to the related Trust Student Loan Files.
Section 2.05. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Trust Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.
     Section 2.06. [Reserved.]
Section 2.07. Effective Period and Termination. Sallie Mae, Inc.’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as Sallie Mae, Inc. shall remain the Servicer hereunder. If Sallie Mae, Inc. or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of Sallie Mae, Inc. or any such successor Servicer shall have been terminated under Section 5.01, the appointment of Sallie Mae, Inc. or such successor Servicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination. On or prior to the effective date of any resignation or termination of such appointment, the Servicer shall deliver the Trust Student Loan Files to the successor Servicer, the Indenture Trustee or the Indenture Trustee’s agent, at the direction of the Indenture Trustee, at such place or places as the Indenture Trustee may reasonably designate. In establishing an effective date for the termination of the Servicer as custodian of the Trust Student Loan Files, the parties shall provide for a reasonable period for the Servicer to deliver the Trust Student Loan Files to its designated successor.

ARTICLE III
ADMINISTRATION AND SERVICING OF TRUST STUDENT LOANS
Section 3.01. Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Trust Student Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to similar student loans that it services on behalf of SLM Corporation or any of its Affiliates beginning on the Closing Date until the Trust Student Loans are paid in full. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Servicer shall manage, service, administer and make collections with respect to the Trust Student Loans in accordance with, and otherwise comply with, all applicable Federal and state laws.
     The Servicer’s duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Trust Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, performing due diligence with respect to borrower delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly statements with respect thereto to the Administrator. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Trustee, the Indenture Trustee, and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Trust Student Loans; provided, however, that the Servicer agrees that it will (a) permit any rescission or cancellation of a Trust Student Loan as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Trustee and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Trust Student Loan only pursuant to any applicable interest only, deferral or forbearance periods or otherwise consistent with such customary servicing procedures as it follows with respect to similar student loans which it services on behalf of SLM Corporation or any of its Affiliates. The Trustee, on behalf of the Issuer, hereby grants a power of attorney and all necessary authorization to the Servicer to maintain any and all collection procedures with respect to the Trust Student Loans, including taking any steps to enforce such Trust Student Loans such as commencing a legal proceeding to enforce a Trust Student Loan in the names of the Issuer, the Trustee, the Indenture Trustee, and the Noteholders. The Trustee shall upon the written request of the Servicer furnish the Servicer with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.
     Section 3.02. Collection of Trust Student Loan Payments.
     (A) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Trust Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to comparable student loans that it services on behalf of SLM Corporation or any of its Affiliates. The Servicer shall allocate collections with respect to the Trust Student Loans between principal, interest and fees in accordance with Section 2.05 of the Administration Agreement. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Trust Student Loan as may be consistent with similar student loans which it services on behalf of SLM Corporation or any of its Affiliates. The Servicer may, at its option, retain any late payment or forbearance charges that it collects.
     (B) The Servicer shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting payments on the Trust Student Loans and shall follow such practices and procedures as it follows with respect to similar student loans that it services on behalf of SLM Corporation or any of its Affiliates.
Section 3.03. Realization upon Trust Student Loans. For the benefit of the Issuer, the Servicer shall use reasonable efforts consistent with its servicing practices and procedures that it utilizes with respect to similar student loans that it services on behalf of SLM Corporation or any of its Affiliates in its servicing of any delinquent Trust Student Loans.
Section 3.04. No Impairment. The Servicer shall not impair the rights of the Issuer, the Trustee, the Indenture Trustee, or Noteholders in the Trust Student Loans.
     Section 3.05. Purchase of Trust Student Loans; Reimbursement.
     (A) The Servicer, the Administrator, the Trustee and the Indenture Trustee shall give notice to the other parties promptly, in writing, upon the discovery of any breach of the provisions of Section 3.01, 3.02, 3.03 or 3.04 which has a material adverse effect on the interest of the Issuer. In the event of such a material breach, the Servicer shall cure the breach or purchase the affected Trust Student Loan not later than 120 days following the date of discovery of such material breach. The purchase price hereunder will be the unpaid principal amount of such Trust Student Loan plus accrued and unpaid interest with respect to such Trust Student Loan. The Servicer shall remit the purchase price to the Administrator as provided in Section 2.06 of the Administration Agreement on the date of purchase of any Trust Student Loan pursuant to this Section 3.05. In consideration of the purchase of any such Trust Student Loan pursuant to this Section 3.05, the Servicer shall remit the Purchase Amount in the manner specified in Section 2.06 of the Administration Agreement.
     (B) [Reserved.]
     (C) [Reserved.]
     (D) In lieu of repurchasing Trust Student Loans pursuant to this Section 3.05, the Servicer may, at its option, with the prior consent of the Administrator, substitute Student Loans or arrange for the substitution of Student Loans which are substantially similar as of the date of substitution on an aggregate basis to the Trust Student Loans for which they are being substituted with respect to the following characteristics:
          (i) status (i.e., in-school, grace, deferment, forbearance or repayment);

          (ii) Program type (i.e., MED Loan, LAW Loan, MBA Loan, Signature Student Loan, EXCEL Loan, LawEXCEL Loans, MBA EXCEL Loans, MD EXCEL Loans, Direct-to-Consumer Loans or Private Consolidation Loans);
          (iii) school type;
          (iv) total return;
          (v) principal balance; and
          (vi) remaining term to maturity.
In addition, each substituted Student Loan shall comply, as of the date of substitution, with the representations and warranties made by the Seller in the applicable Seller Sale Agreement. In choosing Student Loans to be substituted pursuant to this subsection (d), the Servicer shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the Noteholders or any Swap Counterparty.
     In the event the Servicer elects to substitute Student Loans pursuant to this Section 3.05(D) and the Administrator consents to such substitution, the Servicer will remit to the Administrator the amount of any shortfall between the Purchase Amount of the substituted Student Loans and the Purchase Amount of the Trust Student Loans for which they are being substituted.
     (E) The sole remedy of the Issuer, the Trustee, the Indenture Trustee and the Noteholders with respect to a breach pursuant to Section 3.01, 3.02, 3.03 or 3.04 shall be to require the Servicer to cure the breach, to purchase Trust Student Loans, to reimburse the Issuer as provided above or to substitute Student Loans pursuant to Section 3.05(D).
     (F) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Trust Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.05.
     (G) The Servicer shall not be deemed to have breached its obligations pursuant to Section 3.01, 3.02, 3.03 or 3.04 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters). The Servicer shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.
Section 3.06. Primary Servicing Fee; Carryover Servicing Fee. The Primary Servicing Fee for each calendar month and any Carryover Servicing Fees payable on any Distribution Date in arrears by the Issuer shall be equal to the amounts determined by reference to the schedule of fees attached hereto as Attachment A. Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Servicer shall be entitled to receive any Carryover Servicing Fee on any Distribution Date only if and to the extent that sufficient funds are available pursuant to Section 2.07(c)(xiii) of the Administration Agreement or Section 5.04(b)(xii) of the Indenture.

Section 3.07. Access to Certain Documentation and Information Regarding Trust Student Loans. Upon reasonable prior notice, the Servicer shall provide to the Administrator and its agents access to the Trust Student Loan Files and shall permit the Administrator to examine and make copies of, and abstracts from, the records and books of account of the Servicer relating to the Trust Student Loans and shall permit the Administrator to undertake periodic site reviews of the Servicer’s operations relating to the servicing of the Trust Student Loans (including on the premises of any agent of the Servicer). Reasonable access shall be afforded to the Administrator without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.
Section 3.08. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrator; provided, however, the Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided hereunder, whether due to changes in applicable governmental regulations or postal rates. Notwithstanding anything to the contrary contained herein, the Servicer may, at its option, collect fees from the Borrowers in connection with sending payment histories and amortization schedules to Borrowers, faxing documents to Borrowers, providing credit reference letters to Borrowers, providing a “speed pay” payment option to Borrowers and for other similar optional services requested by a Borrower and may retain such fees. The Servicer may also, at its option, collect fees from Borrowers for returned check processing or other insufficient fund transactions and may assess such fees from the Borrower’s Trust Student Loan payment and retain such fees.
     Section 3.09. Appointment of Subservicer.
     (A) The Servicer may at any time, upon the written consent of the Administrator, appoint a Subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that any applicable Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Trustee, the Indenture Trustee and the Noteholders for the servicing and administering of the Trust Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Trust Student Loans. The fees and expenses of the Subservicer shall be as agreed between the Servicer and its Subservicer from time to time and none of the Issuer, the Trustee, the Indenture Trustee or the Noteholders shall have any responsibility therefor. With respect to satisfying the Rating Agency Condition referred to above, the term “Subservicer” shall be deemed not to include Subcontractors such as systems providers, systems developers or systems maintenance contractors, collection agencies, credit bureaus, lock box providers, mail service providers and other similar types of service providers.

     (B) The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the provisions of the reporting and compliance provisions of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer as is required to be filed with the Commission. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such Subservicer, any assessment of compliance and attestation required to be delivered by such Subservicer each as set forth in Article VII of this Agreement and any certification required to be delivered to the Person that will be responsible for signing a Sarbanes Certification on behalf of the Issuer as and when required to be delivered.
     (C) The Servicer shall promptly upon request provide to the Issuer a written description (in form and substance satisfactory to the Issuer) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified in clause (ii) of this paragraph.
     (D) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of Article VII of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, each as set forth in Article VII of this Agreement, in each case as and when required to be delivered.
Section 3.10. Reports. With respect to Trust Student Loans, the Servicer shall prepare reports and data and furnish the following information to the Issuer, the Administrator, the Trustee and the Indenture Trustee, unless otherwise noted, at the specified times:
     (A) The reports and data listed in Attachment C, at the times indicated in the attachment;
     (B) To credit reporting agencies as may be selected by the Servicer, credit reporting agency reporting;
     (C) At any time the Trustee or the Indenture Trustee, as the case may be, shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under related documents, and within five (5) Business Days of receipt of a request therefor, the Servicer shall furnish to the Trustee or to the Indenture Trustee a list of all Trust Student Loans (by borrower loan identification number, type and outstanding principal balance) and any additional information requested relating to the Trust Student Loans; and

     (D) From time to time as may be reasonably requested, reports and data providing additional information on the Trust Student Loans.
Section 3.11. Covenants and Agreements of the Issuer, Administrator, Trustee and Servicer. The Issuer, the Administrator, the Servicer and the Trustee each agree that:
     (A) Any payment and any communications received at any time by the Issuer, Administrator and the Trustee with respect to a Trust Student Loan shall be immediately transmitted to the Servicer. Such communications shall include, but not be limited to, requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance.
     (B) The Servicer may change any part or all of its equipment, data processing programs and any procedures and forms in connection with the services performed hereunder so long as the Servicer continues to service the Trust Student Loans in conformance with the requirements herein. The Servicer shall not make any material change in its servicing system and operations with respect to the Trust Student Loans without the prior written consent of the Administrator, which consent will not be unreasonably withheld; provided, however, that no consent of the Administrator shall be required with respect to changes to the Servicer’s systems which the Servicer reasonably determines are required or advisable to comply with the terms of each Program under which the Trust Student Loans were originated. Each written request for consent by the Servicer shall be acted upon promptly by the Administrator.
     (C) The Servicer may and, at the direction of the Administrator, shall include marketing or informational material generally provided to borrowers of loans owned by SLM Corporation or any of its Affiliates with communications sent to a borrower.
     (D) The Servicer may, in its discretion, if requested by a borrower of a Trust Student Loan, arrange for the sale of such Trust Student Loan to another lender which holds another student loan of such borrower at a price not less than the Purchase Amount.
Section 3.12. Special Programs. The Servicer shall offer borrowers of the Trust Student Loans all special programs (e.g., Great Returnssm and Direct Repaysm), whether or not in existence as of the date of this Agreement, generally offered to the obligors of similar loans owned by SLM Corporation or any of its Affiliates and serviced by the Servicer; provided, however, to the extent any such program is not required by the Higher Education Act and effectively reduces the borrower interest rate or principal balances on the Trust Student Loans (each such reduction, a “Borrower Benefit Yield Reduction”), such special program shall be applied to the Trust Student Loans only if and to the extent the Issuer receives payment (and the Servicer receives notice of such payment), which payment shall immediately be deposited into the Collection Account, from the Excess Distribution Certificateholder, the Depositor, the Servicer, the Administrator or any other Affiliate of SLM Corporation in an amount required to offset any deficiency amount caused by such realized Borrower Benefit Yield Reductions. Each of the Excess Distribution Certificateholder, the Depositor, the Servicer, the Administrator and any other Affiliate of SLM Corporation shall be deemed to be a third party beneficiary of this Section 3.12 and shall make appropriate arrangements to compensate the Servicer for increased costs associated with material changes to existing special programs or the implementation and support of any new special programs.
Section 3.12A Prepayments Relating to Borrower Benefit Yield Reductions. In the event of an anticipated deficiency due to the application of a Borrower Benefit Yield Reduction, each of the Excess Distribution Certificateholder, the Depositor, the Servicer, the Administrator or any other Affiliate of SLM Corporation may make a prepayment to the Issuer of the amount that would be required to offset such anticipated deficiency. On each date when the Issuer receives a prepayment of such amounts, it shall deposit such amounts into the Borrower Benefit Account, and such amounts shall be included in Available Funds on the next Distribution Date to the extent there is a deficiency caused by a realized Borrower Benefit Yield Reduction for the related Collection Period.
Section 3.12B Additional Representation and Warranty Regarding Borrower Benefits. The Servicer hereby represents and warrants to the Issuer that (i) each Seller has the right to cause the Servicer to modify, discontinue or terminate any borrower benefit incentive program and (ii) the Servicer is legally entitled to withdraw from borrowers previously-offered borrower incentives in the event that the payments described above required to offset the related Borrower Benefit Yield Reduction are not timely received by the Issuer. Any failure to comply with this representation and warranty shall not be deemed to be a default by the Servicer under this Agreement, provided that either (1) if such failure to comply does not result in any material adverse effect on the interest of the Issuer in any affected Trust Student Loan other than such Borrower Benefit Yield Reduction, the present value of the aggregate Borrower Benefit Yield Reduction applicable to each such affected Trust Student Loan, as reasonably determined by the Administrator, is deposited into the Borrower Benefit Account, or (2) if such failure to comply results in a material adverse effect on the interest of the Issuer in any affected Trust Student Loan other than such Borrower Benefit Yield Reduction, the Servicer purchases each affected Trust Student Loan.
Section 3.13. Financial Statements. The Servicer shall provide to the Indenture Trustee and the Administrator at any time that the Servicer is not an Affiliate of the Administrator (a) as soon as possible and in no event more than 120 days after the end of each fiscal year of the Servicer, audited financials as at the end of and for such year and (b) as soon as possible, and in no event more than 30 days after the end of each quarterly accounting period of the Servicer, unaudited financials as at the end of and for such period.
Section 3.14. Insurance. The Servicer shall maintain or cause to be maintained insurance with respect to its property and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of institutions of the same type and size.
Section 3.15. Administration Agreement. The Servicer agrees to perform all duties required of the Servicer under the Administration Agreement using that degree of skill and attention that the Servicer exercises with respect to its comparable business activities.
     Section 3.16. [Reserved.]
Section 3.17. Fees to be Charged at Repayment or Reset of Interest Rates. During the month that the status of any Trust Student Loan changes for the first time to “repayment” on the

Servicer’s servicing system, the Servicer shall add the applicable back-end fee to the outstanding principal balance of such Trust Student Loan. During any month that the status of any Trust Student Loan changes due to a reset of its interest rate, and the Servicer charges a fee therewith, then the Servicer will add such fee to the outstanding principal balance of such Trust Student Loan.
Section 3.18. Privacy and Information Security Provisions. With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Servicer in connection with this Agreement, or any Basic Document to which the Servicer is a party, the Servicer agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Servicer shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations. Without limiting the foregoing, the Servicer agrees that:
     (A) the Servicer is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Servicer, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and
     (B) the Servicer has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).
ARTICLE IV
THE SERVICER
Section 4.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Trustee) the Trust Student Loans and appointing the Servicer as servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Trust Student Loans to the Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.
     (A) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation formed under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Trust Student Loans and to hold the Trust Student Loan Files as custodian.

     (B) Due Qualification. The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Trust Student Loans as required by this Agreement) shall require such qualifications.
     (C) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action. No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Servicer of this Agreement.
     (D) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.
     (E) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents); nor violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.
     (F) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents to which the Servicer is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which the Servicer is a party, or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.
Section 4.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.
     The Servicer shall pay for any loss, liability or expense, including reasonable attorneys’ fees, that may be imposed on, incurred by or asserted against the Issuer, the Indenture Trustee or the Trustee, to the extent that such loss, liability or expense arose out of, or was imposed upon the Issuer, the Indenture Trustee or the Trustee through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Issuer, the Indenture Trustee or the Trustee through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer. Notwithstanding the foregoing, if the Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Servicer remains unable to perform such obligation as a result of such event.
     For purposes of this Section, in the event of the termination of the rights and obligations of Sallie Mae, Inc. (or any successor thereto pursuant to Section 4.03) as Servicer pursuant to Section 5.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 5.02.
     Liability of the Servicer under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement. If the Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.
Section 4.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer hereby agrees that, upon (a) any merger or consolidation of the Servicer into another Person, (b) any merger or consolidation to which the Servicer shall be a party resulting in the creation of another Person or (c) any Person succeeding to the properties and assets of the Servicer substantially as a whole, the Servicer shall (i) cause such Person (if other than the Servicer) to execute an agreement which states expressly that such Person assumes every obligation of the Servicer hereunder, (ii) deliver to the Trustee and Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) cause the Rating Agency Condition to have been satisfied with respect to such transaction and (iv) cure any existing Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Servicer Default. Upon compliance with the foregoing requirements, such Person shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement.
Section 4.04. Limitation on Liability of Servicer. The Servicer shall not be under any liability to the Issuer, the Noteholders, any Swap Counterparty, the Administrator, the Trustee or the Indenture Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools and borrowers, for the failure of any party to this Servicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document; provided, however, that this provision shall not protect the Servicer against its obligation to purchase Student Loans from the Trust pursuant to Section 3.05 hereof or to pay to the Trust amounts required pursuant to Section 3.05 hereof or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.
     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders. To the extent that the Servicer is required to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Trust Student Loans, the Issuer shall indemnify and hold the Servicer harmless from all cost, liability or expense of the Servicer not arising out of or relating to the failure of the Servicer to comply with the terms of this Agreement.
     Section 4.05. Sallie Mae, Inc. Not to Resign as Servicer. Subject to the provisions of Section 4.03, Sallie Mae, Inc. shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement are no longer permissible under applicable law. Notice of any such determination permitting the resignation of Sallie Mae, Inc. shall be communicated to the Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Sallie Mae, Inc. in accordance with Section 5.02.
ARTICLE V
SERVICER DEFAULT
Section 5.01. Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:
     (A) any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Servicer from the Trustee, the Indenture Trustee or the Administrator or five Business Days after discovery of such failure by an officer of the Servicer;

     (B) any failure by the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document to which the Servicer is a signatory, which failure shall (i) materially and adversely affect the rights of the Indenture Trustee, on behalf of the Noteholders, or the Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Indenture Trustee, the Trustee or the Administrator or (B) to the Servicer, and to the Indenture Trustee and the Trustee by the Noteholders representing at least a majority of the Outstanding Amount of the Notes; provided, however, that any breach of Sections 3.01, 3.02, 3.03 or 3.04 shall not be deemed a Servicer Default so long as the Servicer is in compliance with its repurchase and reimbursement obligations under Section 3.05;
     (C) an Insolvency Event occurs with respect to the Servicer; or
     (D) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Article VII (including, without limitation, any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB), which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered;
then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 3.05 and Section 4.02) of the Servicer under this Agreement. As of the effective date of termination of the Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 5.02. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Trust Student Loan. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Trust Student Loan Files to the successor Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (other than the Indenture Trustee acting as the Servicer under this Section 5.01) upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Trustee shall give notice thereof to the Rating Agencies.
     Notwithstanding the foregoing, the Servicer shall not be deemed to have breached its obligations to service the Trust Student Loans, nor will a Servicer Default be deemed to have occurred under this Section 5.01, if the Servicer is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including, without limitation, acts of God, acts of war or terrorism, fires, earthquakes, hurricanes, floods and other material natural or man made disasters); provided that the Servicer shall be required to diligently undertake all actions necessary to resume the performance of its duties hereunder as soon as practicable following the termination of such business interruption or, if necessary and appropriate in its reasonable judgment to enable the proper servicing of the Trust Student Loans, to transfer servicing, either temporarily or permanently, to another servicer.
     Section 5.02. Appointment of Successor.
     (A) Upon receipt by the Servicer of notice of termination pursuant to Section 5.01, or the resignation by the Servicer in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and duties of Sallie Mae, Inc. In the event of the termination hereunder of the Servicer, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and any Carryover Servicing Fees. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Servicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.
     (B) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Servicer (which shall not exceed the Servicing Fee unless the Rating Agency Condition is satisfied with respect to such compensation arrangements) and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided, that the successor Servicer shall assume no liability or responsibility for any acts, representations, obligations, and covenants of any predecessor Servicer prior to the date that the successor Servicer becomes Servicer hereunder. No successor Servicer shall have any obligations of advances hereunder.
     (C) The Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Servicer pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Servicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.
Section 5.03. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Excess Distribution Certificateholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).
Section 5.04. Waiver of Past Defaults. The Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Notes may, on behalf of all Noteholders, waive in writing (a copy to be provided to the Indenture Trustee) any default by the Servicer in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.
ARTICLE VI
MISCELLANEOUS
     Section 6.01. Amendment.
     (A) This Agreement may be amended by the Servicer, the Issuer, the Administrator, the Trustee and the Indenture Trustee, without the consent of any of the Noteholders or any Excess Distribution Certificateholder, to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or any Excess Distribution Certificateholder.
     (B) This Agreement may also be amended from time to time by the Servicer, the Issuer, the Administrator, the Trustee and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes and the consent of the Excess Distribution Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Excess Distribution Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Excess Distribution Certificateholder, (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders or (iii) eliminate the consent requirement of the Excess Distribution Certificateholders, without the consent of the Excess Distribution Certificateholders.
     It shall not be necessary for the consent of Noteholders pursuant to this clause (b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
     Promptly after the execution of any amendment to this Agreement (or, in the case of the Rating Agencies, fifteen days prior thereto), the Trustee shall furnish written notification of the substance of such amendment to the Indenture Trustee and each of the Rating Agencies.
     Prior to the execution of any amendment to this Agreement, the Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.
Section 6.02. Notices. All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.
If to the Servicer, to:
Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attn: Senior Vice President, Servicing
If to the Issuer, to:
SLM Private Credit Student Loan Trust 2007-A
c/o The Bank of New York Trust Company, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attn: Structured Finance
with a copy to:
The Bank of New York
101 Barclay Street, 8 West
New York, New York 10286
Attn: Corporate Trust Administration

If to the Administrator, to:
Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attn: Director of ABS Administration
If to the Trustee, to:
The Bank of New York Trust Company, N.A.
2 N. LaSalle Street
Chicago, Illinois 60602
Attn: Structured Finance
with a copy to:
The Bank of New York
101 Barclay Street, 8 West
New York, New York 10286
Attn: Corporate Trust Administration
If to the Indenture Trustee, to:
The Bank of New York
101 Barclay Street, 8 West
New York, New York 10286
Attn: Corporate Trust Administration
With a copy to:
The Bank of New York
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Attn: Structured Finance
Section 6.03. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one (1) and the same instrument.
Section 6.04. Entire Agreement; Severability. This Agreement constitutes the entire agreement among the Issuer, the Administrator, the Trustee, the Indenture Trustee and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.
       If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
Section 6.05. Governing Law. THE TERMS OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 6.06. Relationship of Parties. The Servicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Servicer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Servicer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.
Section 6.07. Captions. The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.
Section 6.08. Nonliability of Directors, Officers and Employees of Servicer, the Trustee, the Indenture Trustee and the Administrator. No member of the board of directors or any officer, employee or agent of the Servicer, the Administrator, the Trustee or the Indenture Trustee (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.
Section 6.09. Assignment. This Agreement may not be assigned by the Servicer except as permitted under Sections 4.03, 4.05 and 5.02 hereof. This Agreement may not be assigned by the Administrator except as permitted under Sections 4.03 and 4.06 of the Administration Agreement.
     Section 6.10. Limitation of Liability of Trustee and Indenture Trustee.
     (A) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by The Bank of New York Trust Company, N.A., not in its individual capacity but solely in its capacity as Trustee of the Issuer and in no event shall The Bank of New York Trust Company, N.A. in its individual capacity or, except as expressly provided in the Trust Agreement, as Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.
     (B) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by The Bank of New York not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.
     (C) The rights and protections of the Indenture Trustee under the Indenture shall be incorporated as though explicitly set forth herein.
     Section 6.11. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
ARTICLE VII
REGULATION AB COMPLIANCE
Section 7.01. Intent of the Parties; Reasonableness. The Administrator, on behalf of the Issuer, and the Servicer acknowledge and agree that the purpose of Article VII of this Agreement is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.
     Neither the Administrator, on behalf of the Issuer nor the Servicer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Administrator, on behalf of the Issuer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection therewith, the Servicer shall cooperate fully with the Administrator, on behalf of the Issuer, to deliver to the Administrator, on behalf of the Issuer (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Administrator, on behalf of the Issuer, to permit the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and/or any Subservicer or the servicing of the Trust Student Loans, reasonably believed by the Administrator, on behalf of the Issuer, to be necessary in order to effect such compliance.
     The Administrator, on behalf of the Issuer, (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Issuer’s reasonable judgment, to comply with Regulation AB.
     Section 7.02. Reporting Requirements.

     A. If so requested by the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of Notes, the Servicer shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Servicer and any Subservicer and (ii) provide to the Issuer a description of such proceedings, affiliations or relationships.
     B. As a condition to the succession to Servicer or any Subservicer by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Issuer and the Administrator, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer, all information reasonably requested by the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.
     C. In addition to such information as the Servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Administrator, acting on behalf of the Issuer, the Servicer and any Subservicer shall provide such information regarding the performance or servicing of the Trust Student Loans as is reasonably required to facilitate preparation of quarterly distribution reports in accordance with Item 1121 of Regulation AB.
Section 7.03. Servicer Compliance Statement. On or before March 1st of each calendar year, commencing in 2008, except during any period when the Servicer is required to deliver any reports under Section 7.04 below, the Servicer shall deliver to the Issuer and the Administrator a statement of compliance addressed to the Issuer and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof and shall facilitate the delivery of any required statement of compliance by each Subservicer.
     Section 7.04. Report on Assessment of Compliance and Attestation
     A. On or before March 31st of each calendar year, commencing in 2008, the Servicer shall:
     (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such

report shall be addressed to the Issuer and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment E attached to this Agreement;
     (ii) deliver to the Issuer and the Administrator a report of a registered public accounting firm reasonably acceptable to the Administrator, acting on behalf of the Issuer, that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
     (iii) cause each Subservicer and Subcontractor, determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Administrator, acting on behalf of the Issuer, an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and
     (iv) if requested by the Administrator, acting on behalf of the Issuer, not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Issuer, the Administrator and any other Person that will be responsible for signing the Sarbanes Certification on behalf of an Issuer with respect to this securitization transaction the Annual Certification in the form attached hereto as Attachment F.
The Servicer acknowledges that the parties identified in sub-clause A.(iv) above may rely on any certification provided by the Servicer or any Subservicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
The Issuer will not request delivery of the reports, attestations or certifications, as applicable under clause A above with respect to any calendar year unless the Issuer is required under the Exchange Act to file an annual report on Form 10-K for the related calendar year.
     B. Each assessment of compliance provided by a Subservicer shall address each of the Servicing Criteria specified on a certification to be delivered to the Servicer, the Issuer, and the Administrator on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Issuer on the date of such appointment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of March 29, 2007.

SALLIE MAE, INC.,
as Administrator

By:	/S/ J. LANCE FRANKE
	Name:	J. Lance Franke
	Title:	Senior Vice President

SALLIE MAE, INC.,
as Servicer

By:	/S/ WILLIAM C. ADAMS
	Name:	William C. Adams
	Title:	Senior Director

SLM PRIVATE CREDIT STUDENT LOAN TRUST 2007-A, as Issuer

By:	THE BANK OF NEW YORK TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:	/S/ MARICELA MARQUEZ
	Name:	Maricela Marquez
	Title:	Assistant Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
not in its individual capacity but solely as Trustee

By:	/S/ MARICELA MARQUEZ
	Name:	Maricela Marquez
	Title:	Assistant Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:	/S/ SCOTT J. TEPPER
	Name:	Scott J. Tepper
	Title:	Vice President

ATTACHMENT A
SCHEDULE OF FEES
     The Servicer will receive a Primary Servicing Fee and a Carryover Servicing Fee (together, the “Servicing Fee”). The “Primary Servicing Fee” for any month is an amount equal to the sum of 1/12th of 0.70% of the outstanding principal amount of the Trust Student Loans as of the last day of the preceding calendar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid.
     The Primary Servicing Fee will be payable out of Available Funds and amounts on deposit in the Reserve Account on the 15th day of each month (or, if any such date is not a Business Day, on the next succeeding Business Day), commencing April 16, 2007 (each, a “Monthly Servicing Payment Date”).
     The “Carryover Servicing Fee” will be payable out of Available Funds in accordance with Section 2.07(c)(xiii) of the Administration Agreement on each Distribution Date or Section 5.04(b)(xii) of the Indenture and is the sum of (a) the amount of certain increases in the costs incurred by the Servicer which are agreed to pursuant to Section 3.08 of the Servicing Agreement, (b) any Conversion Fees, Transfer Fees and Removal Fees (as defined below) incurred since the last Distribution Date and (c) any amounts described in (a) and (b) above that remain unpaid from prior Distribution Dates plus interest on such amounts for the period from the Distribution Date on which such amounts become due to the date such amounts are paid in full at a rate per annum for each Interest Period (as defined below) equal to the sum of (a) the average accepted auction price (expressed on a bond equivalent basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to the Interest Period as reported by the U.S. Treasury Department and (b) 2.00%.
     “Interest Period” shall mean the period from each Distribution Date through the day before the next Distribution Date. The Carryover Servicing Fee will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of all senior amounts payable under Section 2.07(c)(xiii) of the Administration Agreement or Section 5.04(b)(xi) of the Indenture. On the April 2007 Monthly Servicing Payment Date, the Servicer shall receive a pro rata portion of the Primary Servicing Fee for the period from the Closing Date to and including March 31, 2007.
     Servicer will be paid a fee (“Conversion Fee”) for any Student Loan added to the Trust Estate which Student Loan is not serviced on the Servicer’s system unless such Student Loan is being substituted into the Trust Estate by the Servicer pursuant to Section 3.05 of this Agreement. The Conversion Fee is equal to the greater of $17.00 per account or the Servicer’s verifiable costs plus 15%.
     Servicer will be paid a fee (“Transfer Fee”) for any Student Loan transferred in or out of the Trust Estate which is at the time of transfer being serviced on the Servicer’s system (regardless of the owner) unless such Student Loans are being removed or added to the Trust in
Attachment A-1

order to comply with the Servicer’s purchase/substitution obligation under Section 3.05 of this Agreement. The Transfer Fee is equal to $4.00 per account transaction.
     Servicer will be paid a fee (“Removal Fee”) for performing all activities required to remove a Trust Student Loan from the Servicer’s system to another servicer unless such Trust Student Loan is being removed due to the termination of the Servicer pursuant to Section 5.01 of this Agreement. The Removal Fee is equal to $10.00 per account plus any verifiable direct expenses incurred for shipping such Trust Student Loan to the new servicer.
Attachment A-2

ATTACHMENT B
SERVICER LOCATIONS
Loan Servicing Center/Florida
P.O. Box 2975
Panama City, Florida 32402-2975
(904) 271-9207
Loan Servicing Center/Indianapolis
11100 USA Parkway
Fishers, Indiana 46038
(317) 849-6510
Loan Servicing Center/Pennsylvania
220 Lasley Avenue
Hanover Industrial Estates
Wilkes-Barre, Pennsylvania 18706
(717) 821-3600
Loan Servicing Center/Texas
777 Twin Creek Drive
Killeen, Texas 76543
(817) 554-4500
Western Regional Center (Nevada)
10550 W. Charleston Blvd.
Las Vegas, Nevada 89135
(702) 804-8437
Attachment B

ATTACHMENT C
REPORTS
1.	CLASS Report 800 — Monthly activity summary report

2.	CLASS Report 801 — Monthly average/ending balance report

3.	CLASS Report 802 — Monthly activity detail

4.	CLASS Report 803 — Monthly conversion/removal summary

5.	CLASS Report 807 — Monthly delinquency aging report

6.	CLASS Report 810 — Monthly characteristics summary

7.	CLASS Report 866 — Monthly average/ending balance offset fee report

8.	CLASS Report 882 — Borrower Benefit Report

9.	Monthly Cash Reconciliation Report

10.	Quarterly ED799 billing (prepared from CLASS Reports 824, 825, 827, 828 and 829; supporting detail CLASS Reports 865, 868, 870 and 871; and the OE799 SAS library)

11.	Portfolio Characteristics, Financial Activity, Quarterly calculation of Accrued Interest to be capitalized, Delinquency Detail and Claims extracts.
Attachment C

ATTACHMENT D
BACK-END FEES

				Fee Range		Maximum Fee
				With Co-	W/o Co-	With Co-	W/o Co-
Program	CLASS ID	AY	Tier	Borrower	Borrower	Borrower	Borrower
Law Loans	LS	9/5/96	n/a	0.00%	4.25% - 7.25%	0.00%	7.25%
Law Loans	LS	9/6/97	n/a	0.00%	5.25% - 8.75%	0.00%	8.75%
Law Loans	LS	97/98, 98/99	Standard	0.00%	5.75% - 9.25%	0.00%	9.25%
Law Loans	LS	97/98, 98/99	Premier	0.00%	3.00%	0.00%	3.00%
Law Loans	LS	99/00	Premier	0.00%	5.00%	0.00%	5.00%
Law Loans	LS	99/00	Preferred	0.00%	5.75% - 9.00%	0.00%	9.00%
Law Loans	LS	99/00	Serial	0.00%	9.00%	0.00%	9.00%
Law Loans	LS	99/00	Co-Borr Required Schls	0.00%	0.00%	0.00%	0.00%
Law Loans	LS	00/01, 01/02	Premier	0.00%	5.00%	0.00%	5.00%
Law Loans	LS	00/01, 01/02	Preferred	0.00%	5.75% - 9.00%	0.00%	9.00%
Law Loans	LS	00/01, 01/02	Co-Borr Required Schls	0.00%	0.00%	0.00%	0.00%
Law Loans	LS	2002/03	Standard	0.00%	5.00%	0.00%	5.00%
Law Loans	LS	2002/03	Preferred	0.00%	5.75% - 9.00%	0.00%	9.00%
Law Loans	LS	2002/03	Premier	0.00%	3.00%	0.00%	3.00%
Law Loans	LS	2003/04	Standard, Preferred	0.00%	6.00%	0.00%	6.00%
Law Loans	LS	04/05, 05/06	Standard, Preferred	0.00%	5.00%	0.00%	5.00%
Law Loans	LS	04/05, 05/06	Premier	0.00%	4.00%	0.00%	4.00%
Bar Study	BS	All	n/a	0.00%	0.00%	0.00%	0.00%
Signature	XS	All	n/a	0.00%	3.00%	0.00%	3.00%
MBA Loans (TLP)	MT	87/88; 88/89; 89/90; 90/91	n/a	0.00%	0.00%	0.00%	0.00%
MBA Loans (TLP)	MT	91/92; 92/93; 93/94	n/a	0.00%	3.25%	0.00%	3.25%
MBA Loans (TLP)	MT	94/95; 95/96	n/a	0.00%	0.00%	0.00%	0.00%
MBA Loans (TLP)	MT	96/97	n/a	0.00%	2.50%	0.00%	2.50%
MBA Loans (TLP)	MT	97/98; 98/99	Standard	0.00%	4.00% - 7.00%	0.00%	7.00%
MBA Loans (TLP)	MT	97/98; 98/99	Premier	0.00%	3.00%	0.00%	3.00%
MBA Loans (TLP)	MT	99/00 to 2002/03	Standard	0.00%	3.00%	0.00%	3.00%

Attachment D-1

				Fee Range		Maximum Fee
				With Co-	W/o Co-	With Co-	W/o Co-
Program	CLASS ID	AY	Tier	Borrower	Borrower	Borrower	Borrower
MBA Loans (TLP)	MT	99/00 to 2002/03	Premier*	0.00%	3.00%	0.00%	3.00%
MBA Loans (TLP)	MT	03/04; 04/05	Standard	0.00%	4.00%	0.00%	4.00%
MBA Loans (TLP)	MT	03/04; 04/05	Premier*	0.00%	4.00%	0.00%	4.00%
MBA Loans (TLP)	MT	05/06	n/a	0.00%	3.00%	0.00%	3.00%
Med Loans (ALP & Medex)	MD & MX	86/87 – 88/89	n/a	0.00%	2.00%	0.00%	2.00%
Med Loans (ALP & Medex)	MD & MX	90/91; 91/92	n/a	0.00%	2.00%	0.00%	2.00%
Med Loans (ALP & Medex)	MD & MX	92/93; 95/96	n/a	0.00%	2.00%	0.00%	2.00%
Med Loans (ALP & Medex)	MD & MX	96/97	n/a	0.00%	3.00%	0.00%	3.00%
Med Loans (ALP & Medex)	MD & MX	97/98; 98/99	n/a	0.00%	4.00%	0.00%	4.00%
Med Loans (ALP & Medex)	MD & MX	99/00 to 03/04	n/a	0.00%	0.00% - 6.00%	0.00%	6.00%
Med Loans (ALP & Medex)	MD & MX	04/05 to present	n/a	0.00%	0.00% - 1.50%	0.00%	1.50%
EXCEL Loans	EU & EG	All	n/a	0.00%	0.00%-3.00%	0.00%	3.00%
Law EXCEL Loans	EG	All	n/a	0.00%	0.00%-8.00%	0.00%	8.00%
MBA EXCEL Loans	EG	All	n/a	0.00%	0.00%-4.00%	0.00%	4.00%
MD EXCEL Loans	EG	All	n/a	0.00%	0.00%-6.00%	0.00%	6.00%

*	For the 02/03 AY to Present, Premier MBA Loans are not assessed a repayment fee regardless of whether or not there is a co-borrower.

Attachment D-2

ATTACHMENT E
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by Sallie Mae, Inc., as the Servicer, shall address, at a minimum, the criteria identified below (the “Applicable Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Transaction Documents.	N/A

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the Transaction Documents to maintain a back-up servicer for the trust student loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the Transaction Documents.

Cash Collection and Administration

1122(d)(2)(i)	Payments on trust student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Transaction Documents.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Transaction Documents.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Transaction Documents.	N/A

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the Transaction Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	N/A

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Transaction Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Transaction Documents.	N/A

Attachment E-1

Reference	Criteria	Applicability
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Transaction Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Transaction Documents; (B) provide information calculated in accordance with the terms specified in the Transaction Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.	N/A

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Transaction Documents.	N/A

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Transaction Documents.	N/A

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Transaction Documents or related student loan documents.

1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Transaction Documents

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Transaction Documents.	N/A

1122(d)(4)(iv)	Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Transaction Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Transaction Documents and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Transaction Documents.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Transaction Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Transaction Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.

Attachment E-2

Reference	Criteria	Applicability
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Transaction Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Transaction Documents.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Transaction Documents.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Transaction Documents.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Transaction Documents.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Transaction Documents.	N/A

SALLIE MAE, Inc., as Servicer

Date:

By:
Name:
Title:
Attachment E-3

ATTACHMENT F
FORM OF ANNUAL CERTIFICATION

Re:	The Servicing Agreement dated as of March 29, 2007 (the “Agreement”), among SLM Private Credit Student Loan Trust 2007-A, as Issuer, Sallie Mae, Inc., as Servicer, Sallie Mae, Inc., as Administrator, The Bank of New York Trust Company, N.A., as Trustee, and The Bank of New York, as Indenture Trustee
     I,                                                             , the                                           of Sallie Mae, Inc. (the “Servicer”), certify to the Administrator, on behalf of the Issuer, and their officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Trust Student Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Administrator, on behalf of the Issuer, pursuant to the Agreement (collectively, the “Company Servicing Information”);
     (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;
     (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Administrator, on behalf of the Issuer;
     (4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and
     (5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required
Attachment F-1

to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Administrator, on behalf of the Issuer. Any material instances of noncompliance described in such reports have been disclosed to the Administrator, on behalf of the Issuer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:
Attachment F-2